Issuer Free Writing Prospectus filed pursuant to Rule 433
supplementing the Preliminary Prospectus Supplement dated
March 22, 2017 and the Prospectus dated March 6, 2015
Registration Nos. 333-202586 and 333-202586-01

VENTAS REALTY, LIMITED PARTNERSHIP

Fully and unconditionally guaranteed by Ventas, Inc.

Terms applicable to

$400,000,000 3.100% Senior Notes due 2023

Issuer:                                                                                                                                                                                                          Ventas Realty, Limited Partnership

Guarantor:                                                                                                                                                                               Ventas, Inc.

Aggregate Principal Amount:                                                                         $400,000,000

Final Maturity Date:                                                                                                                           January 15, 2023

Public Offering Price:                                                                                                                  99.280%

Coupon:                                                                                                                                                                                                3.100%

Yield to Maturity:                                                                                                                                          3.235%

Benchmark Treasury:                                                                                                                  1.875% due February 28, 2022

Benchmark Treasury Yield:                                                                                 1.935%

Spread to Benchmark Treasury:                                                         T+130 bps

Interest Payment Dates:                                                                                                          Semi-annually each July 15 and January 15, commencing January 15, 2018

Optional Redemption:                                                                                                                   The redemption price for 2023 notes that are redeemed before December 15, 2022 will be equal to (i) 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption, plus (ii) a make-whole premium (T+20 bps). The redemption price for notes that are redeemed on or after December 15, 2022 will be equal to 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption, and will not include a make-whole premium.

Joint-Book-Running Managers:                                                             Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
UBS Securities LLC
Wells Fargo Securities, LLC

Senior Co-Managers:                                                                                                                       BMO Capital Markets Corp.
BBVA Securities Inc.
Credit Suisse Securities (USA) LLC
Mizuho Securities USA Inc.
Morgan Stanley & Co. LLC
SMBC Nikko Securities America, Inc.

Co-Managers:                                                                                                                                                               Credit Agricole Securities (USA) Inc.
Jefferies LLC
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
TD Securities (USA) LLC

Junior Co-Managers:                                                                                                                      BB&T Capital Markets, a division of BB&T Securities, LLC
BNP Paribas Securities Corp.
Capital One Securities, Inc.
Fifth Third Securities, Inc.
The Williams Capital Group, L.P.

CUSIP / ISIN:                                                                                                                                                                  92277G AK3 / US92277GAK31

Denominations:                                                                                                                                                       $2,000 and integral multiples of $1,000 in excess thereof

Trade Date:                                                                                                                                                                            March 22, 2017

Settlement Date:                                                                                                                                                    March 29, 2017 (T+5)

Form of Offering:                                                                                                                                        SEC Registered (Registration No. 333-202586)

Terms applicable to

$400,000,000 3.850% Senior Notes due 2027

Issuer:                                                                                                                                                                                                          Ventas Realty, Limited Partnership

Guarantor:                                                                                                                                                                               Ventas, Inc.

Aggregate Principal Amount:                                                                         $400,000,000

Final Maturity Date:                                                                                                                           April 1, 2027

Public Offering Price:                                                                                                                  99.196%

Coupon:                                                                                                                                                                                                3.850%

Yield to Maturity:                                                                                                                                          3.948%

Benchmark Treasury:                                                                                                                  2.250% due February 15, 2027

Benchmark Treasury Yield:                                                                                 2.398%

Spread to Benchmark Treasury:                                                         T+155 bps

Interest Payment Dates:                                                                                                          Semi-annually each October 1 and April 1, commencing October 1, 2017

Optional Redemption:                                                                                                                   The redemption price for 2027 notes that are redeemed before January 1, 2027 will be equal to (i) 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption, plus (ii) a make-whole premium (T+25 bps). The redemption price for notes that are redeemed on or after January 1, 2027 will be equal to 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption, and will not include a make-whole premium.

Joint-Book-Running Managers:                                                             Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Credit Agricole Securities (USA) Inc.
Jefferies LLC
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
TD Securities (USA) LLC

Senior Co-Managers:                                                                                                                       BMO Capital Markets Corp.
BBVA Securities Inc.
Credit Suisse Securities (USA) LLC
Mizuho Securities USA Inc.
Morgan Stanley & Co. LLC
SMBC Nikko Securities America, Inc.

Co-Managers:                                                                                                                                                               Barclays Capital Inc.
Citigroup Global Markets Inc.
UBS Securities LLC
Wells Fargo Securities, LLC

Junior Co-Managers:                                                                                                                      BB&T Capital Markets, a division of BB&T Securities, LLC
BNP Paribas Securities Corp.
Capital One Securities, Inc.
Fifth Third Securities, Inc.
The Williams Capital Group, L.P.

CUSIP / ISIN:                                                                                                                                                                  92277G AL1 / US92277GAL14

Denominations:                                                                                                                                                       $2,000 and integral multiples of $1,000 in excess thereof

Trade Date:                                                                                                                                                                            March 22, 2017

Settlement Date:                                                                                                                                                    March 29, 2017 (T+5)

Form of Offering:                                                                                                                                        SEC Registered (Registration No. 333-202586)

Ventas, Inc. and Ventas Realty, Limited Partnership (the “Issuer”) have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Ventas, Inc. and the Issuer have filed with the SEC, including the prospectus supplement, for more complete information about Ventas, Inc., the Issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, Ventas, Inc., the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by contacting: Merrill Lynch, Pierce, Fenner & Smith Incorporated by telephone at 1-800-294-1322 or by email at dg.prospectus_requests@baml.com; or J.P. Morgan Securities LLC, 383 Madison Ave., New York, NY 10179, Attn: Investment Grade Syndicate Desk, by telephone at 212-834-4533 or by fax at 212-834-6081.